Exhibit 99.1

              Ibis Technology Announces Planned Departure of CFO;
        Debra Nelson, CFO, to Embark upon Entrepreneurial Retail Venture

    DANVERS, Mass.--(BUSINESS WIRE)--March 12, 2004--Ibis Technology Corporation (Nasdaq NM: IBIS), a leading provider of SIMOX-SOI implantation equipment and SIMOX-SOI wafers to the worldwide semiconductor industry, today announced that Debra Nelson, its chief financial officer, has informed the Company that she intends to resign as CFO, effective April 16, 2004. Nelson has been employed by Ibis Technology for 13 years and has served as its chief financial officer for the past six years.
    "I have enjoyed my time at Ibis and believe we have set a strong foundation for the anticipated growth of SIMOX-SOI technology and Ibis' implanter business," said Nelson. "At this juncture in my life, I have decided to make a lifestyle change and embark upon a new entrepreneurial retail venture, which led to my informing the company very recently of my decision to leave. I will miss the Ibis team and wish them the best."
    Martin J. Reid, president and chief executive officer of Ibis Technology Corporation, said, "Debra Nelson's contributions to Ibis have been numerous. Her dedication and financial leadership have helped the company position itself for continued growth. She has been a valuable and respected member of our senior management team and we regret her departure. Debra is excited to begin the next phase of her life as an owner of a consumer goods retail business, and we wish her great success as she makes this lifestyle change."
    Nelson will continue to serve as CFO through April 16, 2004 and has agreed to be available to Ibis on a consulting basis for a period after that. Ibis has begun a search for Ms. Nelson's successor. Thomas Lacey, Ibis' controller, will serve as acting CFO upon Ms. Nelson's departure until Ibis completes its search.

    About Ibis Technology

    Ibis Technology Corporation is a leading provider of oxygen implanters for the production of SIMOX-SOI (Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers for the worldwide semiconductor industry. The company is also a leading producer of SIMOX-SOI wafers. Headquartered in Danvers, Massachusetts, the company maintains an additional office in Aptos, California. Ibis Technology is traded on the Nasdaq National Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' web site at www.ibis.com.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

    This release contains express or implied forward-looking statements regarding, among other things, the anticipated growth of SIMOX-SOI technology and Ibis' implanter business, the belief that the company is positioned for continued growth and Ibis' future plans for the position of chief financial officer. Such statements are neither promises nor guarantees but rather are subject to risks and uncertainties which could cause actual results to differ materially from those described in the forward-looking statements. Such factors and uncertainties include, but are not limited to continued migration to SOI technology, continued market acceptance of SIMOX, product demand, the company's intent to pursue, and its ability to maintain, further strategic relationships, partnerships and alliances with third parties, the company's ability to protect its proprietary technology, the potential trends in the semiconductor industry generally, the ease with which the i2000 can be installed and qualified in fabrication facilities, the likelihood that implanters, if ordered, will be qualified and accepted by customers, the likelihood and timing of revenue recognition on such transactions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, the possibility of further asset impairment and resulting charges, equipment capacity and supply constraints or difficulties, the company's limited history with regard to sales of implanters, general economic conditions, and other risks and risk factors described in the company's Securities and Exchange Commission filings from time to time, including but not limited to, the company's Annual Report on Form 10-K for the year ended December 31, 2003. All information set forth in this press release is as of March 12, 2004, and Ibis undertakes no duty to update this information unless required by law.

    CONTACT: Company Contact:
             Ibis Technology Corporation
             Debra Nelson, 978-777-4247
             Chief Financial Officer
             or
             Agency Contact:
             IR/PR Counsel
             For Ibis Technology
             Bill Monigle, 603-424-1184